Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report of IndieMV Media Group, Inc. (the “Company”) on Form 10-QSB for the period ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge, that:

            (1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    February 19, 2008                                      By:    /s/ Ricardo Khayatte, Jr.
                                                                            Ricardo Khayatte, Jr., Chief Executive Officer
                                                                            (Principal Executive Officer Chief Financial
                                                                            Officer, Chief Accounting Officer and Principal
                                                                            Financial Officer)